FIRST AMENDMENT TO

AMENDED AND RESTATED

OPERATING AGREEMENT OF

BAD DADDY'S FRANCHISE DEVELOPMENT, LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT OF BAD DADDY'S FRANCHISE DEVELOPMENT, LLC ("First Amendment") is made and entered into as of this 31st day of October, 2013, by and between the undersigned.

WITNESSETH

WHEREAS, Bad Daddy's Franchise Development, LLC (the "Company") was formed on August 2, 2011 by the filing of the Articles of Organization with the North Carolina Department of the Secretary of State;

WHEREAS, the undersigned and the Company are parties to that certain Amended and Restated Operating Agreement of Bad Daddy's Franchise Development, LLC dated as of April 9, 20 13 (the "Operating Agreement"); and

WHEREAS, the undersigned, representing all of the Class A Members (as defined in the Operating Agreement) of the Company, desire to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.

The first sentence of Section 2.2(b )(i) of the Operating Agreement is deleted in its entirety and replaced with the following for all purposes whatsoever:

"On or before December 1, 2013, the Class A Members shall be required to make the following additional Capital Contributions, without any notice or other action on the part of the Board being required."

2.

This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.

Except as set forth in this First Amendment, the Operating Agreement shall remain unchanged and unmodified and in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first above written.

MEMBERS:

BAD DADDY'S INTERNATIONAL, LLC

By: /s/ Dennis L. Thompson
Dennis L. Thompson, Manager

By: /s/ Joseph F. Scibelli
Joseph F. Scibelli, Manager

Address: 601 South Kings Drive, Suite HH
Charlotte, North Carolina 28204
ATTN: Managers

GOOD TIMES RESTAURANTS INC.

By: /s/ Boyd E. Hoback
Boyd E. Hoback, Chief Executive Officer

Address: 601 Corporate Circle
Golden, Colorado 80401-5622